UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2025
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2025, Group 1 Automotive, Inc., a Delaware corporation (the “Company”), announced that Michael D. Jones, Senior Vice President – Aftersales, notified the Company that he will retire from his officer position effective September 1, 2025 (the “Transition Date”). Post Transition Date, Mr. Jones will remain with the Company as a part-time employee through December 31, 2025 (the “Retirement Date”). In recognition of his actual performance for 2025 and in consideration for remaining as a part-time employee, Mr. Jones will continue to be paid his regular salary through the Transition Date and will be eligible to receive a prorated annual bonus under the Company’s Annual Incentive Plan. In addition, because Mr. Jones qualifies for the “Qualified Retirement” provisions set forth in the equity award agreements governing his outstanding restricted stock awards, which have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, he will be entitled to continued vesting of those awards in accordance with their terms following his Retirement Date, provided that he complies with the confidentiality, non-competition, and non-solicitation provisions contained in those agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	February 26, 2025	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President